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                                  EXHIBIT 23.2

                        INDEPENDENT ACCOUNTANTS' CONSENT

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 1999, relating to the consolidated financial statements which appears in KFx Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PRICEWATERHOUSECOOPERS LLP


Denver, Colorado
September 24, 1999